Exhibit 99.1

Blackbaud, Inc. Announces Third Quarter 2008 Results and Fourth Quarter 2008 Dividend

CHARLESTON, S.C. – November 3, 2008 – Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its third quarter ended September 30, 2008.

Marc Chardon, Chief Executive Officer of Blackbaud, stated, “Our third quarter financial results were in-line with our expectations, which we believe is a solid performance considering the difficult economic environment that deteriorated considerably over the course of the quarter. The resiliency of the Company is a testament to Blackbaud’s strong market position, industry leading products, attractive business model and solid management execution. It is uncertain when the macro environment will improve; however, we believe these factors will enable Blackbaud to continue delivering solid profitability and cash flow.”

Chardon continued, “While the uncertainty of the economic environment and volatility of the financial markets has led to an increasingly cautious buying environment, the Company has continued to make progress against its long-term growth initiatives. We have added a handful of new Enterprise CRM customers, international operations delivered solid third quarter results, our NetCommunity offering continued to show solid sales growth and the integration of the Kintera acquisition is proceeding very well. We believe progress against initiatives such as these, positions Blackbaud for improved revenue growth when the economic environment improves.”

For the quarter ended September 30, 2008, Blackbaud reported total revenue of $80 million. GAAP income from operations and net income were $11.5 million and $7.3 million, respectively, compared to GAAP income from operations of $15.3 million and net income of $8.8 million in the third quarter of 2007. GAAP diluted earnings per share were $0.17 for the quarter ended September 30, 2008, compared with $0.20 in the same period last year.

For the quarter ended September 30, 2008, non-GAAP revenue, including a $2.6 million revenue adjustment related to Kintera purchase accounting, was $82.7 million, an increase of 22% compared with the third quarter of 2007. Non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles arising from business combinations, was $19.2 million, an increase from $17.7 million in the same period last year. Non-GAAP net income was $11.4 million for the quarter ended September 30, 2008, an increase from $10.5 million in the same period last year. Non-GAAP diluted earnings per share were $0.26 for the quarter ended September 30, 2008, at the high-end of the Company’s guidance and an increase from $0.23 in the same period last year.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

The Company generated $26.5 million in cash from operations during the third quarter, and it repurchased approximately 311,000 common shares for approximately $6 million. On a year-to-date basis, the Company has repurchased approximately 1.8 million shares for approximately $42 million.

Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “The Company was able to deliver higher-than-expected non-GAAP operating profitability and EPS in the third quarter, while revenue was at the lower-end of our guidance. With the near-term growth of our target markets more uncertain due to the difficult economic environment, the Company is managing expenses closely in an effort to continue delivering solid profitability and cash flow for our shareholders. We believe we are well positioned to continue doing so based on our solid business model, which is characterized by over half of our revenue coming in the form of recurring maintenance and subscription revenue. In fact, in the third quarter, our subscription revenue was approximately twice the level of our license revenue – marking a significant milestone in the evolution of Blackbaud’s business model.”

Fourth Quarter 2008 Dividend and Share Repurchase Program

Blackbaud announced today that its Board of Directors has declared a fourth quarter dividend of $0.10 per share payable on December 15, 2008 to stockholders of record on November 28, 2008. Additionally, as of September 30, the Company had approximately $34 million remaining under its $40.0 million common stock share repurchase program that was authorized in May 2008.

Conference Call Details

Blackbaud will host a conference call today, November 3, 2008, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results, operations and related matters. To access this call, dial 888-812-8594 (domestic) or 913-312-1410 (international). A replay of this conference call will be available through November 10, 2008, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 7340974. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site at www.blackbaud.com/investorrelations, and a replay will be archived on the Web site as well.

About Blackbaud

Blackbaud is the leading global provider of software and services designed specifically for nonprofit organizations, enabling them to improve operational efficiency, build strong relationships, and raise more money to support their missions. Approximately 22,000 organizations — including University of Arizona Foundation, American Red Cross, Cancer Research UK, The Taft School, Lincoln Center, InTouch Ministries, Tulsa Community Foundation, Ursinus College, Earthjustice, International Fund for Animal Welfare, and the WGBH Educational Foundation — use one or more Blackbaud products and services for fundraising, constituent relationship management, financial management, website management, direct marketing, education administration, ticketing, business intelligence, prospect research, consulting, and analytics. Since 1981, Blackbaud’s sole focus and expertise has been partnering with nonprofits and providing them the solutions they need to make a difference in their local communities and worldwide. Headquartered in the United States, Blackbaud also has operations in Canada, the United Kingdom, and Australia. For more information, visit www.blackbaud.com.

All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov upon request from Blackbaud’s investor relations department.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP income from operations and margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense and costs associated with amortization of intangibles arising from business combinations and include revenue associated with the Kintera acquisition that is not recognizable under GAAP purchase accounting.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investor Contact:

Tim Dolan

ICR

timothy.dolan@icrinc.com

617-956-6727

Media Contact:

Melanie Mathos

Blackbaud, Inc.

melanie.mathos@blackbaud.com

843-216-6200 x3307

SOURCE: Blackbaud, Inc.

Blackbaud, Inc.

Consolidated balance sheets

(Unaudited)

	September 30,	December 31,
(in thousands, except share amounts)	2008	2007
Assets
Current assets:
Cash and cash equivalents	$12,303	$14,775
Marketable securities	1,572	—
Donor restricted cash	14,942	—
Accounts receivable, net of allowance of $2,617 and $1,935 at September 30, 2008 and December 31, 2007, respectively	57,196	44,689
Prepaid expenses and other current assets	13,010	11,279
Deferred tax asset, current portion	6,166	2,276

Total current assets	105,189	73,019
Property and equipment, net	21,283	16,962
Deferred tax asset	69,436	51,696
Goodwill	74,423	58,275
Intangible assets, net	50,226	37,272
Other assets	505	470

Total assets	$321,062	$237,694

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$7,686	$5,802
Accrued expenses and other current liabilities	23,805	20,575
Donations payable	14,942	—
Capital lease obligations, current portion	419	513
Debt, current portion	28,020	—
Deferred revenue	119,600	93,106

Total current liabilities	194,472	119,996
Capital lease obligations, noncurrent	281	586
Long-term debt, net of current portion	33,562	—
Deferred revenue, noncurrent	3,344	2,994
Other noncurrent liabilities	624	1,015

Total liabilities	232,283	124,591

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 50,750,044 and 50,450,675 shares issued at September 30, 2008 and December 31, 2007, respectively	51	50
Additional paid-in capital	113,671	105,687
Treasury stock, at cost; 7,249,753 and 5,431,852 shares at September 30, 2008 and December 31, 2007, respectively	(127,751)	(85,487)
Accumulated other comprehensive (loss) income	(63)	137
Retained earnings	102,871	92,716

Total stockholders’ equity	88,779	113,103

Total liabilities and stockholders’ equity	$321,062	$237,694

Blackbaud, Inc.

Consolidated statements of operations

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except share and per share amounts)	2008	2007	2008	2007
Revenue
License fees	$8,099	$8,549	$27,337	$27,646
Services	27,076	26,341	75,988	66,873
Maintenance	27,411	24,015	79,212	69,615
Subscriptions	15,547	7,063	33,342	17,395
Other revenue	1,965	1,867	6,157	5,496

Total revenue	80,098	67,835	222,036	187,025

Cost of revenue
Cost of license fees	1,011	699	2,660	1,979
Cost of services	16,703	14,583	47,301	40,305
Cost of maintenance	5,363	4,298	14,662	12,537
Cost of subscriptions	6,259	2,727	13,739	6,841
Cost of other revenue	1,970	1,736	5,841	4,872

Total cost of revenue	31,306	24,043	84,203	66,534

Gross profit	48,792	43,792	137,833	120,491

Operating expenses
Sales and marketing	16,686	14,616	47,597	41,756
Research and development	10,568	7,253	27,977	21,006
General and administrative	9,848	6,436	24,387	19,172
Amortization	190	143	524	325

Total operating expenses	37,292	28,448	100,485	82,259

Income from operations	11,500	15,344	37,348	38,232
Interest income	219	155	418	682
Interest expense	(603)	(320)	(821)	(1,066)
Other expense, net	(152)	(343)	(192)	(420)

Income before provision for income taxes	10,964	14,836	36,753	37,428
Income tax provision	3,648	6,028	13,407	14,661

Net income	$7,316	$8,808	$23,346	$22,767

Earnings per share
Basic	$0.17	$0.20	$0.54	$0.52
Diluted	$0.17	$0.20	$0.53	$0.51

Common shares and equivalents outstanding
Basic weighted average shares	42,668,276	43,557,370	43,112,209	43,524,815
Diluted weighted average shares	43,409,941	44,526,524	43,889,859	44,510,155
Dividends per share	$0.100	$0.085	$0.300	$0.255

Blackbaud, Inc.

Consolidated statements of cash flows

(Unaudited)

	Nine months ended September 30,
(in thousands)	2008	2007
Cash flows from operating activities
Net income	$23,346	$22,767
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,099	5,771
Provision for doubtful accounts and sales returns	4,018	2,275
Stock-based compensation expense	7,912	4,868
Excess tax benefit on exercise of stock options	(168)	(2,304)
Deferred taxes	1,837	7,961
Other non-cash adjustments	80	50
Changes in assets and liabilities, net of acquisition:
Donor restricted cash	(6,343)	—
Accounts receivable	(12,516)	(6,592)
Prepaid expenses and other assets	(1,020)	(562)
Trade accounts payable	904	(1,035)
Accrued expenses and other current liabilities	(5,459)	3,301
Donations payable	6,343	—
Deferred revenue	19,963	13,342

Net cash provided by operating activities	47,996	49,842

Cash flows from investing activities
Purchase of property and equipment	(5,577)	(4,731)
Purchase of net assets of acquired companies	(49,927)	(84,434)

Net cash used in investing activities	(55,504)	(89,165)

Cash flows from financing activities
Proceeds from issuance of debt	86,000	48,000
Proceeds from exercise of stock options	696	2,402
Excess tax benefit on exercise of stock options	168	2,304
Payments on debt	(27,283)	(38,422)
Payments of deferred financing fees	(47)	(418)
Payments on capital lease obligations	(427)	(335)
Purchase of treasury stock	(40,338)	(14,454)
Dividend payments to stockholders	(13,196)	(11,259)

Net cash provided by (used in) financing activities	5,573	(12,182)

Effect of exchange rate on cash and cash equivalents	(537)	(96)

Net decrease in cash and cash equivalents	(2,472)	(51,601)
Cash and cash equivalents, beginning of period	14,775	67,783

Cash and cash equivalents, end of period	$12,303	$16,182

Blackbaud, Inc.

Reconciliation of GAAP to Non-GAAP financial measures

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In thousands, except per share amounts)	2008	2007	2008	2007
GAAP revenue	$80,098	$67,835	$222,036	$187,025

Non-GAAP adjustments:
Add back: Kintera deferred revenue write-down	2,555	—	2,555	—

Total Non-GAAP adjustments	2,555	—	2,555	—

Non-GAAP revenue	$82,653	$67,835	$224,591	$187,025

GAAP gross profit	$48,792	$43,792	$137,833	$120,491

Non-GAAP adjustments:
Add back: Kintera deferred revenue write-down	2,555	—	2,555	—
Add back: Stock-based compensation expense (see table below)	566	274	1,534	733
Add back: Amortization of intangibles from business combinations (see table below)	1,735	826	3,541	2,047

Total Non-GAAP adjustments	4,856	1,100	7,630	2,780

Non-GAAP gross profit	$53,648	$44,892	$145,463	$123,271

Non-GAAP gross margin	65%	66%	65%	66%

GAAP income from operations	$11,500	$15,344	$37,348	$38,232

Non-GAAP adjustments:
Add back: Kintera deferred revenue write-down	2,555	—	2,555	—
Add back: Stock-based compensation expense (see table below)	3,234	1,357	7,912	4,868
Add back: Amortization of intangibles from business combinations (see table below)	1,925	969	4,065	2,372

Total Non-GAAP adjustments	7,714	2,326	14,532	7,240

Non-GAAP income from operations	$19,214	$17,670	$51,880	$45,472

Non-GAAP operating margin	23%	26%	23%	24%

GAAP net income	$7,316	$8,808	$23,346	$22,767

Non-GAAP adjustments:
Add back: Total Non-GAAP adjustments affecting income from operations	7,714	2,326	14,532	7,240
Add back: Tax impact related to Non-GAAP adjustments	(3,636)	(665)	(6,594)	(2,759)

Non-GAAP net income	$11,394	$10,469	$31,284	$27,248

GAAP shares used in computing diluted earnings per share	43,410	44,527	43,890	44,510
Non-GAAP adjustments:
Add back: Incremental shares related to dilutive securities	508	319	498	379

Shares used in computing Non-GAAP diluted earnings per share	43,918	44,846	44,388	44,889

Non-GAAP diluted earnings per share	$0.26	$0.23	$0.70	$0.61

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of services	$360	$187	$1,012	$526
Cost of maintenance	138	52	369	151
Cost of subscriptions	68	35	153	56

Subtotal	566	274	1,534	733
Operating expenses
Sales and marketing	424	23	1,005	544
Research and development	581	260	1,609	795
General and administrative	1,663	800	3,764	2,796

Subtotal	2,668	1,083	6,378	4,135

Total stock-based compensation expense	$3,234	$1,357	$7,912	$4,868

Amortization of intangibles from business combinations:
Cost of revenue
Cost of license fees	$80	$43	$166	$110
Cost of services	336	318	1,004	851
Cost of maintenance	370	110	566	291
Cost of subscriptions	931	327	1,749	730
Cost of other revenue	18	28	56	65

Subtotal	1,735	826	3,541	2,047

Operating expenses	190	143	524	325

Total amortization of intangibles from business combinations	$1,925	$969	$4,065	$2,372